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EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-80277, 33-80279 and 333-3384) and in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-14305, 333-5367, 333-22685 and 333-46409) of Novavax, Inc. of our report dated February 26, 2000, appearing on page F-2 of this Annual Report on Form
10-K.



PricewaterhouseCoopers LLP

McLean, Virginia
March 8, 2000